UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2006

B of I HOLDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51201	33-0867444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12777 High Bluff Drive, Suite 100, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 350-6200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02.	Termination of a Material Definitive Agreement

On August 3, 2006, Terry M. Harris, Chief Credit Officer for Bank of Internet USA, the Company’s subsidiary, delivered his resignation effective August 8, 2006, for family and personal reasons. As a result of his resignation, Mr. Harris’s Employment Agreement dated December 7, 2005 and filed with the SEC on December 8, 2005 has terminated.

The Bank engaged Mr. Harris under a separate consulting agreement paying him $75,000 for five months.

Item 2.02.	Results of Operations and Financial Condition.

Quarter End/Year End Earnings Release

Item 9.01.	Financial Statements Pro Forma Financial Information and Exhibits.

(c) Exhibits

Press Release of BofI Holding, Inc. dated August 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B of I HOLDING, INC.

Date: August 9, 2006	By:	/s/ Gary Lewis Evans
Gary Lewis Evans
President and Chief Executive Officer